                                                                   Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2005 relating to the consolidated financial statements of Franklin Credit Management Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
New York, New York
June 8, 2005